UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Three Hatnufa Street, Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2015, ReWalk Robotics Ltd. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Kreos Capital V (Expert Fund) Limited (“Kreos”), pursuant to which Kreos extended a line of credit to the Company in the amount of $20.0 million. On January 4, 2016, the Company drew down $12.0 million and, in the event that prior to December 31, 2016 the Company raises $10.0 million or more in connection with the issuance of shares of capital stock of the Company (including debt convertible into shares of capital stock of the Company), the Company will be able to draw down up to an additional $8.0 million in separate tranches until December 31, 2016, with a minimum required drawdown of $2.0 million each. Interest is payable monthly in arrears on any amounts drawn down at a rate of 10.75% per year from the applicable drawdown date through the date on which all principal is repaid.  Principal is repayable monthly over a period of 24 months commencing 12 months after the applicable drawdown date, which period will be extended to 36 months if the Company raises $20.0 million or more in connection with the issuance of shares of capital stock of the Company (including debt convertible into shares of capital stock of the Company) prior to the expiration of the 24-month period. Pursuant to the Loan Agreement, the Company paid Kreos a transaction fee equal to 1.0% of the total available amount of the line of credit upon the execution of the agreement and will be required to pay Kreos an end of loan payment equal to 1.0% of the amount of each tranche drawn down upon the expiration of each such tranche. Pursuant to the Loan Agreement, the Company granted Kreos a security interest over all of the Company’s assets, including intellectual property and equity interests in its subsidiaries.

In connection with the agreement the Company issued to Kreos a warrant (the “Warrant”) in the aggregate amount of $1.15 million to purchase up to 119,295 ordinary shares of the Company (the “Ordinary Shares”) at an exercise price of $9.64 per share, which represented the average of the closing prices of the Ordinary Shares for the thirty-day calendar period prior to the date of the issuance of the Warrant, subject to adjustment as set forth in the Warrant. In the event the Company draws down any additional amounts under the line of credit the amount of the Warrant will be increased by 5.75% of any such additional draw down.

The foregoing descriptions of the Loan Agreement and the Warrant do not purport to be complete summaries thereof and are qualified in their entirety by reference to the full text of the Loan Agreement and Warrant filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report.

Item 7.01 Regulation FD Disclosure.

On January 4, 2016, the Company issued a press release announcing that it had entered into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No. 10.1	Description Loan Agreement, dated December 30, 2015, between ReWalk Robotics Ltd. and Kreos Capital V (Expert Fund) Limited.
10.2	Warrant, dated December 30, 2015, between ReWalk Robotics Ltd. and Kreos Capital V (Expert Fund) Limited.
99.1	Press release of ReWalk Robotics Ltd. dated January 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd. By: /s/ Kevin Hershberger Name: Kevin Hershberger Title: Chief Financial Officer

Dated: January 4, 2016

EXHIBIT INDEX

Exhibit No. 10.1	Description Loan Agreement, dated December 30, 2015, between ReWalk Robotics Ltd. and Kreos Capital V (Expert Fund) Limited.
10.2	Warrant, dated December 30, 2015, between ReWalk Robotics Ltd. and Kreos Capital V (Expert Fund) Limited.
99.1	Press release of ReWalk Robotics Ltd. dated January 4, 2016.